UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2014

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Hologic, Inc. (“Hologic” or the “Company”) held its Annual Meeting of Stockholders on March 4, 2014. At the meeting, a total of 251,127,374 shares or 91.69% of the Common Stock issued and outstanding as of the record date were represented in person or by proxy.

The final results for each of the matters submitted to a vote of stockholders at the meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on January 15, 2014.

Proposal No. 1. Election of Directors. The stockholders elected all of the Board of Directors’ nominees for director, to serve until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Abstained	Broker Non-Vote

Jonathan Christodoro	233,145,891	4,535,253	—	13,446,230

Sally W. Crawford	177,335,238	60,345,906	—	13,446,230

Scott T. Garrett	219,948,681	17,732,463	—	13,446,230

David R. LaVance, Jr.	185,863,746	51,817,398	—	13,446,230

Nancy L. Leaming	177,528,312	60,152,832	—	13,446,230

Lawrence M. Levy	207,261,076	30,420,068	—	13,446,230

Stephen P. MacMillan	224,906,338	12,774,806	—	13,446,230

Samuel Merksamer	221,156,948	16,524,196	—	13,446,230

Christiana Stamoulis	218,706,288	18,974,856	—	13,446,230

Elaine S. Ullian	178,202,056	59,479,088	—	13,446,230

Wayne Wilson	177,438,325	60,242,819	—	13,446,230

Proposal No. 2. Advisory Vote to Approve the Company’s Executive Compensation. The stockholders cast an advisory vote to approve executive compensation as set forth in the table below:

For	Against	Abstained	Broker Non-Vote
81,781,589	155,704,078	195,477	13,446,230

Proposal No. 3. Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2014, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
248,303,325	2,727,339	96,710	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2014	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer